FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              ---------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ---------------------


               FCNB Corp                                 FCNB Capital Trust
(Exact name of registrant as specified in its  (Exact name of registrant as specified in its
               charter)                                       charter)

               Maryland                                       Delaware
(State of incorporation or organization)       (State of incorporation or organization)

              52-1479635                                    Applied For
 (IRS Employer Identification Number)           (IRS Employer Identification Number)

            7200 FCNB Court                               7200 FCNB Court
       Frederick, Maryland 21703                     Frederick, Maryland 21703
(Address of principal executive offices)       (Address of principal executive offices)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act.

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act.

       _____% Cumulative Trust Preferred Securities of FCNB Capital Trust
                       and Guarantee thereof by FCNB Corp
--------------------------------------------------------------------------------
                               (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a full description of the % Cumulative Trust Preferred Securities (the "Preferred Securities") issued by FCNB Capital Trust, a Delaware statutory business trust (the "Trust") and the guarantee with respect to the Preferred Securities by FCNB Corp, a Maryland corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-52359 and 333-52359-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on May 11, 1998 under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus, as such may be hereafter amended, is hereby incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS.

Exhibit Number                              Description
--------------                              -----------

2.1 Certificate of Trust of FCNB Capital Trust. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

2.2(a)    Trust  Agreement of FCNB Capital Trust.  Incorporated  by reference to
          Exhibit 4.4 to the Registration Statement.

2.2(b)    Form of Amended and Restated  Trust  Agreement of FCNB Capital  Trust.
          Incorporated   by  reference  to  Exhibit  4.5  to  the   Registration
          Statement.

2.3 Form of Preferred Security Certificate of FCNB Capital Trust. Incorporated by reference to Exhibit 4.6 to the Registration Statement (included as an exhibit to Exhibit 4.5 of the Registration Statement).

2.4 Form of Preferred Securities Guarantee Agreement for FCNB Capital Trust. Incorporated by reference to Exhibit 4.7 of the Registration Statement.

2.5 Form of Indenture between FCNB Corp and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

2.7       Form of Subordinated  Debenture.  Incorporated by reference to Exhibit
          4.2 to the Registration  Statement  (included as an exhibit to Exhibit
          4.1 to the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  May 12, 1998

                                   FCNB CORP

                                   By:  /s/ A. Patrick Linton
                                     --------------------------------
                                        A. Patrick Linton, President

                                   FCNB CAPITAL TRUST

                                   By: FCNB Corp

                                   By:  /s/ A. Patrick Linton
                                     -------------------------------
                                        A. Patrick Linton, President